Exhibit 99.1

Positron Corporation Receives Final Installment From Sales of Convertible Notes to IMAGIN Diagnostic Centres, Inc.

Institutional Investor Commits to Additional Funding of US$1 Million

HOUSTON, TX. March 21, 2005 - Positron Corporation (OTCBB: POSC.OB), a manufacturer of positron emission tomography ("PET") scanners today announced that it had received the final installment of funds from sale of $2,000,000 worth of 10% convertible promissory notes to IMAGIN Diagnostic Centres, Inc., a private Canadian company engaged in the development of PET ("Positron Emission Tomography") centers. Proceeds from the notes were used to build a sales and marketing team and support past and current working capital needs.

Positron also announced that it had reached an agreement on in principle, on February 28, 2005, with an institutional investor to provide in installments an additional $1,000,000 in financing to Positron through the purchase of secured notes convertible into a new series of convertible preferred stock. The convertible preferred stock will be convertible into an aggregate of 22,000,000 shares of the company's common stock. The investment is subject to the completion and execution of definitive agreements and satisfaction of a number of conditions. The proceeds will be used in the development of a series of new PET and PET/CT scanners and for general corporate purposes.

This announcement is neither an offer to sell nor a solicitation to buy any of these securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act of 1933, as amended (the "Securities Act"). The notes and the preferred and common stock issuable upon conversion of the notes to be offered have not been registered under the Securities Act, or any state securities laws, and unless so registered, the notes and the preferred and common stock to be issued upon conversion of the notes may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state laws.

Positron Corporation is primarily engaged in designing, manufacturing, marketing and supporting advanced medical imaging devices utilizing positron emission tomography (PET) technology under the trade name POSICAM(TM) systems. POSICAM(TM) systems incorporate patented and proprietary technology for the diagnosis and treatment of patients in the areas of oncology, cardiology and neurology. POSICAM(TM) systems are in use at leading medical facilities, including the University of Texas -- Houston Health Science Center; The Coronary Disease Reversal Center in Buffalo, New York; Emory Crawford Long Hospital Carlyle Fraser Heart Center in Atlanta; and Nishidai Clinic (Diagnostic Imaging Center) in Tokyo. Additional information may be found at http://www.positron.com.

Except for the historical information contained herein, the matters discussed in this news release may contain forward-looking statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are other than statements of historical facts. Certain statements contained herein are forward-looking statements and, accordingly, involve risks and uncertainties which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. The Company's expectations, beliefs and projections are expressed in good faith and are believed by the Company to have a reasonable basis, including, without limitations, management's examination of historical operating trends, data contained in the Company's records and other data available from third parties, but there can be no assurance that management's expectations, beliefs or projections will result or be achieved or accomplished. In addition to other factors and matters discussed elsewhere herein, the following are important factors that, in the view of the Company, could cause actual results to differ materially from those discussed in the forward-looking statements: the ability of the Company to attain widespread market acceptance of its POSICAM(TM) systems; the ability of the Company to obtain acceptable forms and amounts of financing to fund future operations; demand for the Company's services; and competitive factors. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.